Exhibit 5.1

Telephone: 03-6944111 Fax: 03-6091116

Reuven Behar
Amir Chen
Avraham Well
Dr. Gil Orion
Israel Fischer
Ronald Lehmann
Eran Yaniv
Atir Jaffe
Tal Eyal-Boger
Yoram Bonen
Raz Tepper
Tamar Turjeman-Kedem
Anat Shavit
Michal Faktor
Meital Ben-Basat
Tsafrir Negbi
Miri Kimhi-Goldstein
Gilad Winkler
Talya Solomon
Orit Malka
Oded Revivo
Behir Sabban
Shay Teken
Ron Sitton
Shay Adulam
Israel Markovitz
Sagi Hammer
Dan Tzafrir
Boaz Noiman
Nitzan Sandor
Omri Shilo
Shelly Ivgi-Golbery
Liat Halperin
Amit Dat
Dror Matatyahu

Hila Zonder Messa
Merav Shivek
Liat Volanovsky-neuman
Shiry Trifon
Sharon Rosen
Efrat Sharon
Warren Wienburg
Michal Nissani
Ofer Priel
Sivan Omer
Michal Sela
Sagi Katz
Gali Friedhof
Moran Friedman
Hadar Sive
Ayana Neumann
Noya Kislev
Michal Tamar
Dar Lahav
Itay Maoz
Yoav Hovav
Sharon Klein-Manbar
Naama Gil
Shir Or
Royi Steinmetz
Orit Hirschbrand
Etti Dolev
Yasmin Rubin
Nirit Henig
Shai Zadik
Reut Arviv
Elad Shulman
Noa Barhum
Barak Glickman
Tal Wiesengrun

Ziv Schwartz
Yael Riemer
Ranit Waldman
Elad Offek
Meirav Bar-Zik
Ofira Alon
Hagit Horowitz
Gilad Tuffias
Izick Vatensteen
Vered Oren
Maayan Snir
Shira Gillat
Ori Avni
Yael Shimon-Many
Dikla Lavy-Fischer
Nohar Bresler
Moran Rabbia Perera
Roi Warhaftig
Shalom Hershkovitz
Asaf Gabay
Arik Kaufman
Tania Cohen
Gabriella Strihan
Eldad Meller
Vardit Zigelbaum
Oshrat Mor-Barak
Lital Joseph
Michal Shnapp
Gilad Idisis
Ori Shlomai
Keren Cohen
Tali Delouya
Reut Goldstein
Keren Alon
Meiran Sandelson

Zamir Ben Basat
Moran Rom
Doron Rentsler
Hagar Keren-Hackim
Nadav Oberman
Oz Cohen
Lior Bechar
Hila Gabay
Dana Lahav
Doron Kol
Hilla Sachs
Michal Brandel
Itiel Ben Haim
Esther Logvinsky
Jonathan Braverman
Carolyn Zeimer
Tsachi Hoftman
Oren Shalom
Hagar Nagler
Moshe Moyal
Naama Moshe
Keren Shvartzberg
Abigail Faust-Grossman
Amir Pintow
Omer Beer
Shani Wexler
Amir Varon
Karin Ayalon
Tali Michlin
Keren Shmueli
Natali Askira
Zvika Itzkovich
Roni Asheroff Nir
Shlomi Dahan
Chen Hershkovitz

Shai Avital
Jana Rabinovich
Lihi Kushnir
Mor Gorin
Natalie Schneider
Adi Flanter
Rona Carp
Oranit Sofer-Rubin
Nadav Zohar
Tslil Bainvol
Amit Bechler
Omer Shani
Yonatan Raskin
Shiran  Cohen
Romy Martin
Michael Lahmy
Inbal Borosh
Dana Goldstein
Shelly Groisman
Guy Engel
Zohar Haim

Shoni Albeck - Adviser
Isachar Fischer 1929-2013

February 12, 2015

Check-Cap Ltd.
Check-Cap Building
Abba Hushi Avenue
P.O. Box 1271
Isfiya, 30090
Mount Carmel, Israel

Re:	Check-Cap Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Check-Cap Ltd., a company organized under the laws of the State of Israel (the “Company”) in connection with the underwritten public offering of the Company (the “Offering”) contemplating the issuance and sale by the Company of (i) 2,300,000 units (including up to 300,000 units issuable upon exercise of an option granted to the underwriters by the Company) (the “Units ”), with each Unit consisting of one ordinary share, par value NIS 0.20 per share, of the Company (collectively, the “Ordinary Shares”), and one-half of a Series A warrant to purchase one Ordinary Share (collectively, the “Series A Warrants”), (ii) up to 1,150,000 Ordinary Shares issuable upon exercise of the Series A Warrants (the “Series A Warrant Shares”), (iii) Long Term Incentive Warrants to purchase up to 3,450,000 Ordinary Shares to be issued together with the Units (including Long Term Incentive Warrants to purchase up to 450,000 Ordinary Shares issuable upon exercise of an option granted to the underwriters by the Company) (collectively, the “Long-Term Incentive Warrants” and together with the Series A Warrants, the “Warrants”); (iv) up to 3,450,000 Ordinary Shares issuable upon exercise of the Long Term Incentive Warrants (the “Long Term Incentive Warrant Shares” and together with the Series A Warrant Shares, the “Warrant Shares”); (v) a warrant to purchase up to 100,000 Ordinary Shares issued to the representative of the underwriters (the “Representative’s Warrant”) and (vi) up to 100,000 Ordinary Shares issuable upon exercise of  the Representative’s Warrant (the “Representative’s Warrant Shares”).  We understand that the Units to be issued together with the Long Term Incentive Warrants are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement to be entered into by and among the Company and the several underwriters substantially in the form to be filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).  The Units, the Ordinary Shares underlying the Units, the Warrants, the Warrant Shares, the Representative’s Warrant and the Representative’s Warrant Shares shall be referred to herein collectively as the “Securities.”

In rendering the opinions expressed herein, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement on Form F-1, No. 333-201250 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Act”), as amended to date; (ii) a copy of the articles of association of the Company, as amended and as currently in effect; (iii) the articles of association of the Company to be in effect immediately prior to the consummation of the Offering (the “Amended Articles”); (iv) resolutions of the board of directors (the “Board”) and the shareholders of the Company that relate to the Registration Statement and the actions to be taken in connection with the Offering; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as to factual matters as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing and to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Securities have been duly authorized for issuance by all necessary corporate action by the Company, and upon effectiveness of the Amended Articles and payment to the Company of the consideration per Unit issued together with the Long Term Incentive Warrants in such amount and form as shall be determined by the Board or a committee thereof, and when issued and sold by the Company in the Offering in accordance with and in the manner described in the Registration Statement (as amended and supplemented through the date of issuance) and the Underwriting Agreement, and with respect to the Warrant Shares and Representative’s Warrant Shares, when issued and sold by the Company and paid for in accordance with the terms of the applicable Warrants and Representative’s Warrant, respectively, the Securities will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Fischer Behar Chen Well Orion & Co.